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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
BEACON POWER CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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Beacon Power Corporation
234 Ballardvale Street
Wilmington, MA 01887

Notice of Annual Meeting of Stockholders
to be Held September 22, 2006

To the Stockholders of
Beacon Power Corporation:

        We are hereby notifying you that Beacon Power Corporation will be holding its Annual Meeting of Stockholders at the offices of Edwards Angell Palmer & Dodge LLP located at 111 Huntington Avenue, 20th Floor, Boston, Massachusetts, on Friday, September 22, 2006 at 10:00 a.m., local time, for the following purposes:

  (1)
  To elect a certain member of our Board of Directors for the ensuing year and until his successor is duly elected and qualified;

  (2)
  To ratify the selection of Miller Wachman LLP as independent auditors to audit our books and accounts for the fiscal year ending December 31, 2006; and

  (3)
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible. You may vote by mailing a completed proxy card, by telephone, or over the Internet. For specific voting instructions, please refer to the information provided with your proxy card and in this proxy statement.

By Order of the Board of Directors,
Beacon Power Corporation
James M. Spiezio Secretary
August 18, 2006 Wilmington, Massachusetts

TABLE OF CONTENTS

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
PROXY STATEMENT
Introduction
Methods of Voting
Solicitation of Proxies
Voting Rights
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 1—ELECTION OF DIRECTOR
CORPORATE GOVERNANCE
Board Composition
Board of Directors' Meetings and Committees
Limitation of Liability and Indemnification
Communication with Our Board of Directors
AUDIT COMMITTEE REPORT
COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Director Compensation
Executive Compensation
Executive Employment Arrangements
Equity Compensation Plan Information
Option Grants in Last Fiscal Year
Aggregated Option Exercises in 2005 and FY-End Option Values at December 31, 2005
Long-Term Incentive Plan—Awards in 2005
Compensation Committee Interlocks and Insider Participation
Compensation Committee Report
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Investment Agreement
Advance to Director
Indemnification Agreements with Our Directors and Officers
PROPOSAL 2—RATIFICATION OF SELECTION OF AUDITORS
Independent Public Accountants
Principal Accounting Fees and Services
Audit Fees
Audit-Related Fees
Tax Fees
All Other Fees
Audit Committee Pre-Approval Requirements
Required Vote and Board of Directors Recommendation
PERFORMANCE GRAPH
OTHER MATTERS
FINANCIAL STATEMENTS
HOUSEHOLDING OF PROXY MATERIALS
STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This Proxy Statement includes statements that are not historical facts and are considered "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views about future events and financial performances. These forward-looking statements are identified by the use of terms and phrases such as "believe," "expect," "plan," "anticipate" and similar expressions identifying forward-looking statements. You should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from our expectation. These factors include: the dependence of sales on the achievement of product development and commercialization milestones; significant technological challenges to successfully complete product development; intense competition from companies with greater financial resources; no experience selling into the market for frequency regulation services; fluctuations in prices or availability of carbon fiber or other materials necessary to manufacture our flywheel systems; impact of new sources of energy on the demand for frequency regulation services; any failure to protect intellectual property; possible government regulation that would impede the ability to market products; a need to raise additional capital combined with a questionable ability to do so; the exercise of options or warrants and other issuances of shares that may have a dilutive effect on our stock price; a history of losses and anticipated continued losses from operations; the possible need in the future to hire and retain key executives and technical personnel; and anti-takeover defenses that could delay or prevent an acquisition or changes in control, and could adversely affect the price of our stock. These factors are elaborated upon and other factors are described in the section of our Annual Report on Form 10-K titled "Risk Factors Relating to Our Business." We disclaim any obligation to update any forward-looking statements contained herein after the date of this Proxy Statement.

BEACON POWER CORPORATION

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
ON SEPTEMBER 22, 2006

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Beacon Power Corporation ("We", "Beacon", or the "Company") for use at the Annual Meeting of Stockholders to be held on September 22, 2006 beginning at 10:00 a.m. at the offices of Edwards Angell Palmer & Dodge LLP at 111 Huntington Avenue, 20th Floor, Boston, Massachusetts 02199, and at any adjournment or postponement of that meeting.

Introduction

        We are furnishing you with this Proxy Statement in connection with the solicitation of proxies to be used at the Annual Meeting of Beacon to be held on September 22, 2006 and at any adjournment of the Annual Meeting, for the purposes set forth in the accompanying notice of the meeting. All holders of record of our Common Stock at the close of business on August 4, 2006 will be entitled to vote at this meeting and any adjournments thereof. The stock transfer books have not been closed.

        This Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and accompanying proxy card were mailed to our stockholders on or about August 21, 2006.

Methods of Voting

        You may vote by mail, by telephone, over the Internet or in person at the Annual Meeting.

        Voting by Mail.    By signing and returning the proxy card in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Annual Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. Please sign and return your proxy card to ensure that all of your shares are voted.

        Voting by Telephone.    To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.

        Voting over the Internet.    To vote over the Internet, please follow the instructions included on your proxy card. If you vote over the Internet, you do not need to complete and mail your proxy card.

        Voting in Person at the Annual Meeting.    If you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the meeting, you will need to bring to the meeting a legal proxy from your broker or other nominee authorizing you to vote such shares.

Solicitation of Proxies

        We are soliciting proxies in the form enclosed on behalf of the Board of Directors. We will vote any such signed proxy, if received in time for the voting and not revoked, at the Annual Meeting according to your directions. We will vote any proxy that fails to specify a choice on any matter to be acted upon FOR the election of each nominee for director and FOR each other proposal to be acted upon. If you submit a signed proxy in the form enclosed, you will have the power to revoke it at any time before we exercise it by filing a later proxy with us, by attending the Annual Meeting and voting in person, or by notifying us of the revocation in writing addressed to the Secretary of Beacon Power Corporation at 234 Ballardvale Street, Wilmington, MA 01887.

        We will pay for all expenses of preparing, assembling, printing and mailing the material used in the solicitation of proxies by the Board. Officers and regular Beacon employees may solicit proxies on behalf of the Board by telephone, telegram or personal interview, and we will bear the expenses of such efforts. We also may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by such persons at our expense.

Voting Rights

        As of August 4, 2006, we had 58,713,303 shares of our common stock, $0.01 par value ("Common Stock"), issued and outstanding. Each share of Common Stock that you own entitles you to one vote on each matter to be voted upon at the Annual Meeting. All holders of Common Stock vote together as one class.

        The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock on the record date is necessary to constitute a quorum to transact business at the Annual Meeting. If a quorum is not present, it is expected that the Annual Meeting will be adjourned or postponed in order to solicit additional proxies. Shares of Common Stock represented at the Annual Meeting but not voted, including shares of Common Stock for which proxies have been received but for which the holders have abstained, will be treated as present at the Annual Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

        Assuming a quorum is established, directors will be elected by a plurality of votes cast. If a vote is withheld regarding the election of directors, such vote will have no effect. The ratification of auditors requires the affirmative vote of a majority of shares represented at the meeting. If you return your proxy with instructions to abstain from voting on any of the proposals, your shares will be counted for purposes of determining whether a quorum is present at the Annual Meeting and for purposes of determining the total number of votes cast on each proposal described in this Proxy Statement. Other than with respect to the election of directors proposal, an abstention with respect to the other proposals has the legal effect of a vote "AGAINST" the proposal. Abstaining from voting on the election of directors proposal will have no effect because the directors who receive a plurality of votes are elected. Brokers and banks holding shares in street name have the authority to vote in favor of all the nominees for director and in favor of ratifying auditors when they have not received contrary instructions from the beneficial owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of August 1, 2006, certain information concerning the ownership of shares of our Common Stock by:

  •
  each person or group that we know beneficially owns more than five percent of the issued and outstanding shares of Common Stock;

  •
  each director;

  •
  our Chief Executive Officer during the fiscal year ended December 31, 2005, and the four other most highly compensated executive officers who were serving as executive officers on December 31, 2005, which we refer to collectively as the Named Executive Officers; and

  •
  all of our directors and executive officers as a group. Except as otherwise indicated, each person named has sole investment and voting power with respect to his, her or its shares of Common Stock shown.

	Shares beneficially owned
Name and Address of Beneficial Owner	Number(1)	Percent of Class
F. William Capp(2)	1,971,899	3.3%
Stephen P. Adik(3)	191,666	*
John C. Fox(4)	70,834	*
Jack P. Smith(5)	224,972	*
Kenneth M. Socha(6)	201,666	*
William E. Stanton(7)	144,248	*
Lisa W. Zappala(8)	141,666	*
James M. Spiezio(9)	918,656	1.5%
Matthew L. Lazarewicz(10)	990,450	1.7%
Richard Hockney(11)	217,460	*
James Arseneaux(12)	250,519	*
5% Shareholder
Perseus Capital, L.L.C.(13) 2099 Pennsylvania Ave, NW 900 Washington, DC 20006	4,981,246	8.1%
All directors and executive officers as a group (11 persons)	5,324,036	8.5%

*
Less than 1%.

(1)
The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission and includes voting or investment power with respect to those securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after August 1, 2006 through the exercise of any warrant, stock option or other right. The inclusion in this joint proxy statement of these shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. The number of shares of Beacon common stock outstanding used in calculating the percentage for each listed person includes the shares of Beacon common stock underlying warrants or options held by that person that are exercisable or convertible within 60 days of August 1, 2006, but excludes shares of Beacon common stock underlying warrants or options held by any other person. As of August 1, 2006, 58,713,303 shares of common stock were issued and outstanding.

(2)
Includes 1,529,667 shares of Common Stock that may be acquired within 60 days of August 1, 2006 upon the exercise of stock options and 49,151 shares of Common Stock that may be acquired within 60 days of August 1, 2006 upon conversion of restricted stock units.

(3)
Includes 191,666 shares of Common Stock that may be acquired within 60 days of August 1, 2006 upon the exercise of stock options.

(4)
Includes 70,834 shares of Common Stock that may be acquired within 60 days of August 1, 2006 upon the exercise of stock options. Excludes an aggregate of 2,536,665 shares of Common Stock that may be acquired within 60 days of August 1, 2006 upon the exercise of options and warrants held for the benefit of Perseus, L.L.C., of which Mr. Fox is a Managing Director. Mr. Fox disclaims beneficial ownership of all the shares of Common Stock held by Perseus, L.L.C., other than shares in which he may have a pecuniary interest.

(5)
Includes 224,972 shares of Common Stock that may be acquired within 60 days of August 1, 2006 upon the exercise of stock options.

(6)
Includes 201,666 shares of Common Stock that may be acquired within 60 days of August 1, 2006 upon the exercise of stock options. Excludes an aggregate of 2,536,665 shares of Common Stock that may be acquired within 60 days of August 1, 2006 upon the exercise of options and warrants held for the benefit of Perseus, L.L.C., of which Mr. Socha is a Senior Managing Director. Mr. Socha disclaims beneficial ownership of all the shares of Beacon common stock held by Perseus, L.L.C., other than shares in which he may have a pecuniary interest.

(7)
Includes 144,248 shares of Common Stock that may be acquired within 60 days of August 1, 2006 upon the exercise of stock options. Includes 1,000 shares of Beacon common stock held by Mr. Stanton's wife. Mr. Stanton disclaims beneficial ownership over these shares.

(8)
Includes 141,666 shares of Common Stock that may be acquired within 60 days of August 1, 2006 upon the exercise of stock options.

(9)
Includes 696,059 shares of Common Stock that may be acquired within 60 days of August 1, 2006 upon the exercise of stock options and 22,789 shares of Common Stock that may be acquired within 60 days of August 1, 2006 upon conversion of restricted stock units.

(10)
Includes 658,315 shares of Common Stock that may be acquired within 60 days of August 1, 2006 upon the exercise of stock options and 20,877 shares of Common Stock that may be acquired within 60 days of August 1, 2006 upon conversion of restricted stock units.

(11)
Includes 128,000 shares of Common Stock that may be acquired within 60 days of August 1, 2006 upon the exercise of stock options and 7,067 shares of Common Stock that may be acquired within 60 days of August 1, 2006 upon conversion of restricted stock units.

(12)
Includes 241,250 shares of Common Stock that may be acquired within 60 days of August 1, 2006 upon the exercise of stock options and 7,708 shares of Common Stock that may be acquired within 60 days of August 1, 2006 upon conversion of restricted stock units.

(13)
Includes 2,536,665 shares of Common Stock that may be acquired within 60 days of August 1, 2006 upon exercise of options and warrants held for the benefit of Perseus, L.L.C. and its affiliates.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors and officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of our Common Stock. Directors, officers and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, during our fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to our directors, officers and ten-percent stockholders were satisfied except as follows: a Form 3 to report the holdings of Perseus 2000 Expansion, L.L.C. upon its becoming a ten-percent stockholder of Beacon which was due to be filed April 26, 2005, was filed late on May 26, 2005. A Form 4 for Perseus Capital, L.L.C. to report the extension of a warrant and a Form 4 for Frank H. Pearl, Chairman and Chief Executive Officer of Perseus, to report indirectly the extension of the same warrant, as well as to report indirectly the ownership he holds through Perseus 2000 Expansion, L.L.C., both of which Forms 4 were due to be filed April 26, 2005, were filed late on May 26, 2005. Additionally, a Form 4 for Frank H. Pearl to report the indirect disposition of 332,549 shares which was due to be filed August 29, 2005, was filed late on August 30, 2005.

PROPOSAL 1

ELECTION OF DIRECTOR

        Our Board of Directors has nominated the person named below for election at the Annual Meeting as a director. The director, if elected, will hold office until his successor shall have been duly elected and qualified. Our Board of Directors recently amended our By-Laws to provide that all directors elected at the Annual Meeting and thereafter will serve one-year terms rather than three-year terms. In accordance with the Delaware General Corporation Law, the nominee for director requires a plurality of the votes of shares present in person or represented by proxy at the Annual Meeting in order to gain election.

        The nominee is a member of our present Board of Directors. The nominee for director has consented to being named a nominee in this Proxy Statement and has agreed to serve as a director, if elected at the Annual Meeting. The Common Stock represented by proxies will be voted for the election as director of the nominee unless we receive contrary instructions. If the nominee is unwilling or unable to serve, favorable and uninstructed proxies will be voted for a substitute nominee designated by our Board of Directors. If a suitable substitute is not available, our Board of Directors will reduce the number of directors to be elected.

        We encourage our directors to attend each of our Annual Meetings of Stockholders. At our 2005 Annual Meeting of Stockholders, all but one of our then directors were present.

        OUR BOARD RECOMMENDS A VOTE "FOR" THE NOMINEE FOR DIRECTOR LISTED BELOW.

        William E. Stanton, age 63 (director since 1997)

        Mr. Stanton has been a director of Beacon since its formation in 1997. He served as the President and Chief Executive Officer of Beacon from January 1998 through December of 2001. Prior to joining Beacon, Mr. Stanton was the Chief Operating Officer of SatCon Technology Corporation from September 1995 to May 1997, where he managed operations and the strategy development to shift SatCon from a contract research and development company to a commercial product organization. This strategy included the formation of Beacon Power. Prior to joining SatCon, Mr. Stanton, in his 26 years at the Charles Stark Draper Laboratory, held the positions of Vice President of Operations, Vice President of Corporate Development, Director of New Programs, Director of Avionics Programs, Avionics Program Manager, Director of Electronics Engineering, Principal Engineer, and Electronics Engineer. Mr. Stanton is on the board of his home owners association, was a founder and director of an in-school child-care center, and owned and operated residential rental property. He received a Bachelor's Degree in Electrical Engineering from the University of Maine, a Master's Degree in Instrumentation and Control from the Massachusetts Institute of Technology, and a Master's in Business Administration from the Harvard Business School.

CORPORATE GOVERNANCE

Board Composition

        Our Board of Directors consists of seven members, six of whom are non-employee directors. The director elected at the Annual Meeting will hold office for a one-year term that expires at the next annual meeting of our stockholders after his election.

        Members of our Board of Directors with terms that expire after 2006 are as follows:

        Stephen P. Adik, age 63 (director since 2004)

    Audit Committee
    Compensation Committee
    Nominating and Governance Committee

        Mr. Adik served as Vice Chairman at NiSource Inc., (NYSE: NI), a Fortune 500 electric, natural gas and pipeline company, from December 2000 until his retirement in December 2003. He joined NiSource in 1987 as Vice President and general manager, Corporate Support Group, and later held positions of Senior Executive Vice President and Chief Financial Officer. He served on the board of NiSource from December 2000 to May 2005. Before joining the energy industry in 1983, Mr. Adik had more than 20 years of operating and financial experience in the transportation industry. His industry affiliations have included the American Gas Association, Edison Electric Institute and the Midwest Gas Association. He is a member of the board of directors and Chairman of the Audit Committee of North Western Corp., an electric and natural gas company serving Montana, South Dakota and Nebraska. He is also currently a member of the board of the Chicago SouthShore and South Bend Railroad, a regional railroad company serving the Chicago and Northwest Indiana region. Mr. Adik holds a degree in mechanical engineering from the Stevens Institute of Technology, and an MBA degree in finance from Northwestern University. Mr. Adik's term of office expires in 2007.

        Jack P. Smith, age 58 (director since 2001)

    Audit Committee
    Compensation Committee
    Nominating and Governance Committee

        Mr. Smith is Chairman, Director and co-owner of SilverSmith Inc, a producer of natural gas well metering and automated data reporting systems. With partner Mr. David Silvers, Mr. Smith founded SilverSmith Inc. in 2003. Prior to his current engagement with SilverSmith, Mr. Smith was President and CEO of More Space Place, Inc., a leading producer and retailer of furniture system solutions. Currently located mainly in Florida, the company has retail locations in several states. Prior to More Space Place, Mr. Smith served as President and Chief Executive Officer of Holland Neway International in Muskegon, Michigan, a leading designer and manufacturer of suspension systems and brake actuators for the commercial vehicle market. In 2000, this 650-person company had worldwide sales of $200 million. During his tenure, Mr. Smith was responsible for increasing sales of Holland Neway (formerly Neway Anchorlok International) from $70 million to $200 million. In 1995, Mr. Smith led a successful management buyout of the company with equity partner Kohlberg Kravis Roberts & Co. From 1992 to 1999, this and an earlier buyout transaction generated an equity return of over $110 million. Mr. Smith also held the positions of Vice President of Engineering and Quality Assurance at Neway Anchorlok International and directed the engineering and quality assurance departments. Earlier, he was Chief Engineer. From 1972 to 1982, Mr. Smith was Design Group Leader at the Ford Motor Company—Heavy Truck Division, in Dearborn, Michigan, where he also held positions as project engineer, and product planning analyst. Mr. Smith also serves on the board of directors of Bissell Corporation in Grand Rapids, Michigan, SRAM Corporation in Chicago and Weasler Engineering in Wisconsin. He is a Trustee of Grand Valley State University Foundation. A resident of Grand Rapids, Michigan, Mr. Smith attended the University of Michigan where he earned bachelor's (1970) and master's (1971) degrees in mechanical engineering and an MBA (1979). Mr. Smith's term of office expires in 2007.

        Kenneth M. Socha, age 60 (director since 1998)

    Compensation Committee

        Mr. Socha has served as Senior Managing Director of Perseus L.L.C. since 1996. From 1985 to June 1988, he practiced law as a partner in the New York office of Lane & Edson. He became a partner of Dewey Ballantine in New York City in 1988. Mr. Socha left Dewey Ballantine in February 1992 to join Rappahannock Investment Company, the predecessor of Perseus L.L.C. on a full-time basis. Mr. Socha is a director of five private companies in which Perseus has investments. He is a graduate of the University of Notre Dame and the Duke University School of Law. Mr. Socha's term of office expires in 2007.

        F. William Capp, age 57 (director since 2001)

        Mr. Capp has served as Beacon's President, Chief Executive Officer and Board member since December 1, 2001 when he joined Beacon. Prior to joining Beacon from 2000 to 2001, Mr. Capp was the President of the Telecommunications group of Bracknell Corporation, a company that provided infrastructure for the telecommunications industry. From 1997 to 2000, Mr. Capp served as the President of Northfield Freezing Systems, a division of York International. From 1978 to 1997, Mr. Capp held numerous positions at Ingersoll Rand including Vice President and General Manager of its Compressor Division, Vice President of Technology for a wholly owned subsidiary, the Torrington Company, as well as numerous engineering positions within Ingersoll Rand. Prior to joining Ingersoll Rand in 1978, he worked for Ford Motor Company's Truck Division in such positions as project engineering, supervisor and product planning. Mr. Capp received a B.S. in Aeronautical Engineering from Purdue University and an MBA and a Master's Degree in Mechanical Engineering from the University of Michigan. He also has completed the Black Belt Training Program with the American Society for Quality. Mr. Capp's term of office expires in 2008.

        John C. Fox, age 58 (director since 2005)

        Mr. Fox has served as a Managing Director of Perseus, L.L.C. since 2000. Prior to joining Perseus, Mr. Fox was, from 1998 to 2000, Chief Operating Officer of Ontario Power Generation, Inc., where he was responsible for generation, transmission, distribution and retailing for the fifth largest electric utility in North America. During 1992 and 1993, he served as Executive Vice President of the Canyon Group, a Los Angeles based marketing and management consultancy. From 1981 to 1992, Mr. Fox held various management positions with Pacific Gas and Electric Company (PG&E) in San Francisco, California, including Manager, Energy Efficiency Services. He serves as a member of the board of directors of the Alliance to Save Energy and Rocky Mountain Institute. During 1992, he served as the Head of the Energy Efficiency Task Force, President Bush's Commission on Environmental Quality. Mr. Fox holds a B.S. in Civil Engineering from the University of Toronto and an M.B.A. from McMaster University in Hamilton, Ontario. Mr. Fox's term of office expires in 2008.

        Lisa W. Zappala, age 45 (director since 2005)

    Audit Committee
    Nominating and Governance Committee

        Ms. Zappala, currently an independent consultant, was, from 1995 to 2003, Senior Vice President, Treasurer and, from 1998 to 2003, Chief Financial Officer of Aspen Technology, Inc., then a $300 million publicly traded software and services company. While at Aspen Technology, Ms. Zappala helped complete successful public and private equity fundraising rounds totaling over $400 million, as well as more than a dozen acquisitions. Ms. Zappala also serves on the board of Amicas, Inc., a publicly traded software company, as well as another privately held company. Prior to Aspen Technology, from 1981 to 1993, she practiced public accounting as a CPA at Arthur Andersen & Co. Ms. Zappala's term of office expires in 2008.

        There are no family relationships among any of our directors or executive officers. Messrs. Adik, Smith, Socha and Fox and Ms. Zappala, representing a majority of our directors, are determined to be independent under the rules of the National Association for Securities Dealers. Our board holds regularly scheduled meetings at which only these independent directors are present.

Board of Directors' Meetings and Committees

        Meetings.    During the fiscal year ended December 31, 2005, our Board of Directors held 36 meetings. Each director, other than Mr. Fox, attended more than 75% of the aggregate of the total number of meetings of our Board of Directors held during the period for which he or she has been a director. Each director attended more than 75% of the aggregate of the total number of meetings held by all committees of our Board of Directors on which he or she served during period that he or she served.

        Committees.    Our Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. No member of any of these committees is an employee of Beacon. The membership of each committee is listed below.

Audit	Compensation	Nominating and Governance
Stephen P. Adik, Chair	Jack P. Smith, Chair	Lisa W. Zappala, Chair
Jack P. Smith	Stephen P. Adik	Stephen P. Adik
Lisa W. Zappala	Kenneth M. Socha	Jack P. Smith

        Audit Committee.    Under rules of the Nasdaq and the SEC, our Audit Committee must have at least three members, all of whom must be "independent." All members of our Audit Committee qualify as "independent" as defined in the Nasdaq and SEC standards. Each of Mr. Adik and Ms. Zappala is qualified as an Audit Committee Financial Expert, as defined by the SEC. The Audit Committee is appointed by and reports to our Board of Directors. Its responsibilities include, but are not limited to, the appointment, compensation and dismissal of our independent auditors, review of the scope and results of our independent auditors' audit activities, evaluation of the independence of our independent auditors and review of our accounting controls and policies, financial reporting practices and internal audit control procedures and related reports. During the last fiscal year, the Audit Committee held nine meetings. The Audit Committee's charter can be found on our website at www.beaconpower.com.

        Compensation Committee.    Our Compensation Committee has the authority to set the compensation of our Chief Executive Officer and all other executive officers and has the responsibility to review the design, administration and effectiveness of all programs and policies concerning executive compensation and establishing and reviewing general policies relating to compensation and benefits of employees. The Compensation Committee administers our Third Amended and Restated 1998 Stock Incentive Plan and Employee Stock Purchase Plan. Messrs. Adik, Smith and Socha are non-employee directors who have no interlocking relationships as defined by the SEC, and are all independent pursuant to the Nasdaq rules applicable to members of this committee. The Compensation Committee held 13 formal meetings during the last fiscal year.

        Nominating and Governance Committee.    Prior to August 8, 2006, the Nominating and Governance Committee was named the Nominating Committee. The Nominating and Governance Committee recommends to the Board corporate governance guidelines applicable to the Board and to the Company and oversees the effectiveness of our corporate governance in accordance with those guidelines. The committee also identifies individuals qualified to become Board members, reviews the qualifications of nominee directors and recommends to the Board the director nominees for annual meetings of stockholders and candidates to fill vacancies on the Board. Additionally, the committee recommends to the Board the directors to be appointed to Board committees. A stockholder may nominate a person for election as a director by complying with Section 2.2 of our By-Laws, which provides that advance notice of a nomination must be delivered to Beacon and must contain the name and certain information concerning the nominee and the stockholders who support the nominee's election. A copy of this By-Law provision may be obtained by writing to Beacon Power Corporation,

Attn: James M. Spiezio, Secretary, 234 Ballardvale Street, Wilmington, Massachusetts 01887. Director nominees submitted by our stockholders will be considered on the same terms as other nominees. All members of our Nominating and Governance Committee qualify as "independent" pursuant to the Nasdaq rules. The Nominating and Governance Committee held one meeting during the last fiscal year. The charter for our Nominating and Governance Committee can be found on our web site at www.beaconpower.com.

Limitation of Liability and Indemnification

        Our Certificate of Incorporation limits the liability of our directors, officers and various other parties whom we have requested to serve as directors, officers, trustees or in similar capacities with other entities to us or our stockholders for any liability arising from an action to which such persons are a party by reason of the fact that they were serving Beacon or at our request to the fullest extent permitted by the Delaware General Corporation Law.

        We have entered into indemnification agreements with our directors and officers. Subject to certain limited exceptions, under these agreements, we will be obligated, to the fullest extent permitted by the Delaware General Corporation Law, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were Beacon directors or officers. We also maintain directors' and officers' liability insurance for our directors and executive officers in order to limit exposure to liability for indemnification of our directors and executive officers.

Communication with Our Board of Directors

        Our Board of Directors provides a process for our stockholders and other interested parties to send communications directly to our non-employee directors. Any person who desires to contact the non-employee directors may do so by writing to: Board of Directors, c/o Beacon Power Corporation, 234 Ballardvale Street, Wilmington, Massachusetts 01887.

        Communications received will be forwarded directly to the Chair of the Nominating and Governance Committee. The Chair of the Nominating and Governance Committee will, in her discretion, forward such communications to other directors, members of our management or such other persons as she deems appropriate. The Chair of the Nominating and Governance Committee, or, if appropriate, our management, will respond in a timely manner to any substantive communications from a stockholder or interested party.

        Our Audit Committee also provides a process to send communications directly to the committee about our accounting, internal accounting controls or auditing matters. Any person who desires to contact the Audit Committee regarding such matters may do so by writing to Audit Committee of the Board of Directors, c/o Beacon Power Corporation, 234 Ballardvale Street, Wilmington, Massachusetts 01887.

        Communications received by mail will be forwarded directly to, the Chair of the Audit Committee. The Chair of the Audit Committee, in his discretion, will forward such communications to other directors, members of our management or such other persons as he deems appropriate. The Chair of the Audit Committee, or, if appropriate, our management, will respond in a timely manner to any substantive communications from a stockholder or an interested party.

AUDIT COMMITTEE REPORT

        The Audit Committee of our Board of Directors is composed of three members and acts under a written charter first adopted and approved by our Board of Directors on October 18, 2000. All members of the Audit Committee are independent directors, as defined by its charter and the rules of the Securities and Exchange Commission and NASDAQ.

        In connection with the preparation and filing of our Annual Report on Form 10-K for the year ended December 31, 2005, the Audit Committee (i) reviewed and discussed the audited financial statements with management, (ii) discussed with Miller Wachman LLP, our independent auditors for the fiscal year ending December 31, 2005, the matters required to be discussed by Statement of Auditing Standards 61 (as modified or supplemented) and (iii) received the written disclosures and the letter from Miller Wachman LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented) and discussed the independence of Miller Wachman LLP with Miller Wachman LLP. Based on the review and discussions referred to above, among other things, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005.

Submitted by the Audit Committee:
Stephen P. Adik, Chair
Jack P. Smith
Lisa W. Zappala

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Director Compensation

        Our non-employee directors are compensated with a package that consists of both equity, in the form of stock options, and cash. All non-employee directors serving on the our Board of Directors receive a one-time grant of an option to purchase 100,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant. The annual equity portion of the package consists of the right to purchase a number of shares of Common Stock calculated by dividing a fixed amount ($50,000 or $25,000 for options granted during 2006 or 2007, respectively) by the average closing price of our stock for a three-month period that ends three trading days before the date the options are granted. The exercise price will be equal to the fair market value of the Company's stock on the date of grant. The Company's practice has been to grant options to directors in November of each year.

        The following table illustrates our directors' compensation:

	2005	2006			2007
Cash Retainer:	$10,000		$10,000			$10,000
Equity Retainer:	50,000 shares		$50,000	*		$25,000	*
Vesting:	1 year vest		3 year vest			3 year vest
Fees for Attending Board Meetings:	$2,000/meeting		$2,000/meeting			$2,000/meeting
	$500/call		$1,000/call			$1,000/call
Fees for Attending Meetings of Committees of Which a Director Is a Member:	$500/meeting		$1,500/meeting			$1,500/meeting
	$500/call		$500/call			$500/call
Maximum Meeting Fees/Day:	N/A	Max. $	3,500/day		Max. $	3,500/day
Committee Chair Retainer:	$0		$2,500			$2,500
Audit Chair Retainer:	$0		$2,500			$10,000
Audit Member Premium:	$30,000		$30,000			$5,000

*
In 2006 and 2007 each director will receive stock options with a value of $50,000 and $25,000, respectively. The number of options will be calculated by dividing the dollar amounts shown ($50,000 or $25,000 for options granted during 2006 or 2007, respectively) by the average closing price of the Company's stock for a three-month period that ends three trading days before the date the options are granted. The exercise price will be the fair market value of the Company's stock on the date of grant.

        One of our directors, Mr. Stanton, served as a consultant to Beacon for services relating to the proposed plan of arrangement with NxtPhase T&D Corporation, which was terminated in November 2005. The aggregate compensation paid to Mr. Stanton for his consulting services was $86,000 of which Mr. Stanton paid Beacon $21,500 to reduce an outstanding loan balance. On August 5, 2005, Mr. Stanton surrendered options to purchase 76,752 vested shares of Common Stock, which were granted to him on October 13, 2004. Beacon gave Mr. Stanton credit for $100,544 as a result of this surrender, which equaled the excess of the value of the shares issuable upon exercise of the options, based on the mid-point of the high and the low trading prices per share of the Common

Stock on August 5, 2005, over the exercise price of the options, to repay in full the outstanding principal of and interest on the loan advanced by Beacon to Mr. Stanton. The last payment to Mr. Stanton for his consulting services was made on January 27, 2005. See "Certain Relationships and Related Transactions" on page 25 for additional information.

Executive Compensation

        The following table sets forth the total compensation paid in the years ended December 31, 2005, 2004 and 2003 to our Chief Executive Officer and our four next most highly compensated executive officers and employees.

Summary Compensation Table

	Annual Compensation(1)							Long Term Compensation Awards-
Name and Principal Position	Year	Salary		Bonus(8)		Other(9) Annual Compensation		Securities Underlying Options	All Other(2) Compensation
F. William Capp(3) President and Chief Executive Officer	2005 2004 2003	$ $ $	240,000 240,000 220,000	$ $ $	313,997 291,800 225,374	$ $ $	— 65,552 68,855	— 600,000 —	$ $ $	4,116 4,116 4,116
James M. Spiezio(4) Vice President of Finance, Chief Financial Officer, Treasurer and Secretary	2005 2004 2003	$ $ $	187,320 178,400 168,000	$ $ $	147,028 108,588 150,535	$ $ $	— 21,547 —	— 450,000 —	$ $ $	3,361 3,361 3,103
Matthew L. Lazarewicz(5) Vice President and Chief Technical Officer	2005 2004 2003	$ $ $	171,600 167,000 157,500	$ $ $	134,704 98,716 128,507	$ $ $	— 17,706 —	— 350,000 —	$ $ $	1,077 1,077 1,077
James Arseneaux(6) Program Manager	2005 2004 2003	$ $ $	114,300 110,024 103,824	$ $ $	55,811 28,060 29,100	$ $ $	— 1,170 —	— 200,000 —	$ $ $	— — —
Richard L. Hockney(7) Chief Engineer	2005 2004 2003	$ $ $	126,100 121,500 114,400	$ $ $	51,160 25,254 30,231	$ $ $	— 1,347 —	— 125,000 —	$ $ $	— — —

(1)
Columns required by the rules and regulations of the Securities and Exchange Commission that contain no entries have been omitted.

(2)
Amounts represent term life insurance premiums paid by the executives and reimbursed by Beacon whereby Beacon is not the beneficiary.

(3)
On October 13, 2004, Mr. Capp received an incentive stock option to purchase 600,000 shares of Beacon common stock, with a per share purchase price of $0.74, vesting over an 80-day period, and expiring ten years from date of grant.

(4)
On October 13, 2004, Mr. Spiezio received an incentive stock option to purchase 450,000 shares of Beacon common stock, with a per share purchase price of $0.74, vesting over an 80-day period, and expiring ten years from date of grant.

(5)
On October 13, 2004, Mr. Lazarewicz received an incentive stock option to purchase 350,000 shares of Beacon common stock, with a per share purchase price of $0.74, vesting over an 80-day peiod, and expiring ten years from date of grant.

(6)
On October 13, 2004, Mr. Arseneaux received an incentive stock option to purchase 200,000 shares of Beacon common stock, with a per share purchase price of $0.74, vesting over an 80-day period expiring ten years from the date of grant.

(7)
On October 13, 2004, Mr. Hockney received an incentive stock option to purchase 125,000 shares of Beacon common stock, with a per share exercise price of $0.74, vesting over an 80-day period expiring ten years from the date of grant.

(8)
We report annual bonuses in the year in which they are earned, regardless of whether payment is made then or in subsequent periods. Increases or decreases in the price of our stock, if any, subsequent to the date of grant of the restricted stock units ("RSUs") but prior to distribution date of the shares, are not reported in the compensation tables.

  The stock price used to value the RSU bonus awards was $1.81, $0.92 and $1.09 for 2005, 2004 and 2003, respectively, which represents the closing stock price on the last trading day of the fiscal year. The following table illustrates the portions of each bonus paid in cash and RSUs.

Name	Year	Value of Bonus Paid In Stock		Bonus Paid in Cash		Bonus Total
F. William Capp	2005 2004 2003	$ $ $	313,997 236,800 225,374	$ $ $	— 55,000 —	$ $ $	313,997 291,800 225,374
James M. Spiezio	2005 2004 2003	$ $ $	147,028 108,588 125,335	$ $ $	— — 25,200	$ $ $	147,028 108,588 150,535
Matthew L. Lazarewicz	2005 2004 2003	$ $ $	134,704 98,716 108,507	$ $ $	— — 20,000	$ $ $	134,704 98,716 128,507
James Arseneaux	2005 2004 2003	$ $ $	55,811 28,060 24,100	$ $ $	— — 5,000	$ $ $	55,811 28,060 29,100
Richard L. Hockney	2005 2004 2003	$ $ $	51,160 25,254 27,731	$ $ $	— — 2,500	$ $ $	51,160 25,254 30,231
(9)
The amounts in this column represent tax gross-ups to reimburse the executives for payment of taxes related to stock received under our restricted stock unit bonus plan during 2005 and additionally for Messrs. Capp, Spiezio, and Lazarewicz, tax gross-ups on life insurance premiums reimbursed by the Company. In 2004 and 2003, Mr. Capp received other compensation relating to reimbursements of his realtor expenses and temporary living costs and the related taxes on these items. For 2004, Mr. Capp's temporary living and relocation expenses were $29,939, restricted stock unit taxes of $11,658, and the related tax gross-ups were $23,955. For 2003 Mr. Capp's temporary living and relocation expenses were $40,499 and the related tax gross-up was $28,356.

Executive Employment Arrangements

        We have employment arrangements with Messrs. Capp, Lazarewicz, Spiezio, Arseneaux and Hockney as described below. In addition to these arrangements, each executive is entitled to receive group health and dental benefits, group long and short-term disability insurance coverage, 401(k) plan and stock plan participation, paid vacation and life insurance.

Mr. Capp

        We entered into a written employment agreement with Mr. Capp on May 8, 2006 pursuant to which Mr. Capp will serve as our President and Chief Executive Officer, reporting to the Board of Directors. The employment agreement has a term continuing until December 31, 2006, which term shall be renewed for successive one-year terms unless otherwise terminated by Mr. Capp or our Board. Mr. Capp will be paid a base salary at an annual rate of $250,000 and be eligible for an annual bonus aligned with certain individual and company performance objectives and targeted at 50% of his annual base salary. In connection with this employment agreement, we also entered into a long term incentive compensation arrangement with Mr. Capp, consisting of (i) a non-qualified stock option grant and an RSU grant, both vesting over a two and a half year period, as set forth in a Restricted Stock Unit and Option Grant Agreement with Mr. Capp dated May 8, 2006 and (ii) a performance-based extended long term incentive compensation arrangement consisting of an RSU grant that varies in size and vests upon the achievement of certain milestones, as set forth in a Performance-Based Restricted Stock Unit Agreement with Mr. Capp dated May 8, 2006. If we fail to offer Mr. Capp a new employment agreement for 2007, with at least equivalent material terms to this agreement, by December 31, 2006, and in fact Mr. Capp ceases to be an employee of ours (other than for Cause) following such date we will be obligated to make a monthly payment to Mr. Capp for twelve months, each such payment equal to his last prevailing monthly base salary, plus one-twelfth of his bonus for our most recent fiscal year. In the event that Mr. Capp resigns for "good reason" or is terminated "for cause" (each as defined in his employment agreement), we are obligated to provide Mr. Capp with full benefits for one year following such termination date and to make a lump-sum payment to Mr. Capp equal to (i) his current base salary plus (ii) his prior year's bonus multiplied by a fraction, the numerator of which is the full number of months elapsed in the current fiscal year, and the denominator of which is twelve. This agreement may be terminated by either party upon 90 days written notice.

Mr. Lazarewicz

        We entered into a written employment agreement with Mr. Lazarewicz on May 8, 2006 pursuant to which Mr. Lazarewicz will serve as our Vice President and Chief Technical Officer, reporting to the Chief Executive Officer. The employment agreement has a term continuing until December 31, 2006, which term shall be renewed for successive one-year terms unless otherwise terminated by

Mr. Lazarewicz or our CEO. Mr. Lazarewicz will be paid a base salary at an annual rate of $178,500 and be eligible for an annual bonus aligned with certain individual and company performance objectives and targeted at 35% of his annual base salary. In connection with this employment agreement, we also entered into a long term incentive compensation arrangement with Mr. Lazarewicz, consisting of a non-qualified stock option grant and an RSU grant, both vesting over a two and a half year period, as set forth in a Restricted Stock Unit and Option Grant Agreement with Mr. Lazarewicz dated May 8, 2006 and (ii) a performance-based extended long term incentive compensation arrangement consisting of an RSU grant that varies in size and vests upon the achievement of certain milestones, as set forth in a Performance-Based Restricted Stock Unit Agreement with Mr. Lazarewicz dated May 8, 2006. In the event that Mr. Lazarewicz resigns for "good reason" or is terminated "for cause" (each as defined in his employment agreement), we are obligated to provide Mr. Lazarewicz with full benefits for one year following such termination date and to make a lump-sum payment to Mr. Lazarewicz equal to (i) his current base salary plus (ii) his prior year's bonus multiplied by a fraction, the numerator of which is the full number of months elapsed in the current fiscal year, and the denominator of which is twelve. This agreement may be terminated by either party upon 90 days written notice, immediately by the Company upon written notice, for cause and within 30 days by Mr. Lazarewicz upon written notice for good reason.

Mr. Spiezio

        We entered into a written employment agreement with Mr. Spiezio on May 8, 2006 pursuant to which Mr. Spiezio will serve as our Vice President and Chief Financial Officer, reporting to the chief executive officer. The employment agreement has a term continuing until December 31, 2006, which term shall be renewed for successive one-year terms unless otherwise terminated by Mr. Spiezio or our CEO. Mr. Spiezio will be paid a base salary at an annual rate of $195,000 and be eligible for an annual bonus aligned with certain individual and company performance objectives and targeted at 35% of his annual base pay. In connection with this employment agreement, we also entered into a long term incentive compensation arrangement with Mr. Spiezio, consisting of (i) a non-qualified stock option grant and an RSU grant, both vesting over a two and a half year period, as set forth in a Restricted Stock Unit and Option Grant Agreement with Mr. Spiezio dated May 8, 2006 and (ii) a performance-based extended long term incentive compensation arrangement consisting of an RSU grant that varies in size and vests upon the achievement of certain milestones, as set forth in a Performance-Based Restricted Stock Unit Agreement with Mr. Spiezio dated May 8, 2006. In the event that Mr. Spiezio resigns for "good reason" or is terminated "for cause" (each as defined in his employment agreement), we are obligated to provide Mr. Spiezio with full benefits for one year following such termination date and to make a lump-sum payment to Mr. Spiezio equal to (i) his current base salary plus (ii) his prior year's bonus multiplied by a fraction, the numerator of which is the full number of months elapsed in the current fiscal year, and the denominator of which is twelve. This agreement may be terminated by either party upon 90 days written notice, immediately by the Company upon written notice, for cause, and within 30 days by Mr. Spiezio upon written notice for good reason.

Mr. Hockney

        Mr. Hockney is an "at-will" employee of Beacon and is being paid a salary at an annual rate of $131,000 in 2006.

Mr. Arseneaux

        Mr. Arseneaux is an "at-will" employee of Beacon and is being paid a salary at an annual rate of $120,000 in 2006.

Equity Compensation Plan Information

        The following table gives information about equity awards under our Third Amended and Restated 1998 Stock Incentive Plan and Employee Stock Purchase Plan, as of December 31, 2005.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	5,481,803	$1.18	14,888,260
Equity compensation plans not approved by security holders(2)	100,000	$1.24	—

Total	5,581,803	$1.18	14,888,260

(1)
The approved plan is our Third Amended and Restated 1998 Stock Incentive Plan.

(2)
The plan not approved by the stockholders relates to a grant of an option to purchase 100,000 shares of Common Stock, which was issued to one of our directors as part of our director compensation program.

Option Grants in Last Fiscal Year

        There were no options granted to the Named Executive Officers during 2005.

Aggregated Option Exercises in 2005 and FY-End Option Values at December 31, 2005

        The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during 2005 and the number of shares of our common stock subject to exercisable and unexercisable stock options held as of December 31, 2005, by each of the Named Executive Officers.

The value at fiscal year end is measured as the difference between the exercise price and the fair market value at close of market on December 31, 2005, which was $1.81.

			Number of Securities Underlying Unexercised Options at Year End		Value of Unexercised in-the-money Options at Year End
	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
F. William Capp	—	$—	1,500,000	—	$1,470,000	$—
James M. Spiezio	—	$—	683,333	—	$570,300	$—
Matthew L. Lazarewicz	—	$—	646,666	—	$616,633	$—
James Arseneaux	25,000	$66,741	241,250	—	$214,000	$—
Richard L. Hockney	—	$—	153,000	—	$161,500	$—

Long-Term Incentive Plans—Awards in 2005

        We did not offer a long-term incentive plan to our executives or employees in 2005.

Compensation Committee Interlocks and Insider Participation

        The members of our Board of Directors' Compensation Committee in 2005 were Jack P. Smith, Stephen P. Adik and Kenneth M. Socha. During or prior to our fiscal year ended December 31, 2005, none of these members was an officer or employee of Beacon, or its subsidiaries or, to our knowledge, had relationships requiring disclosure under the SEC rules. In making these statements, we have relied upon representations from our directors.

Compensation Committee Report

        The Compensation Committee of our Board of Directors has the authority to set the compensation of our Chief Executive Officer and all other executive officers and makes the following report for the year 2005. The Compensation Committee has the responsibility to review the design, administration and effectiveness of all programs and policies concerning executive compensation. The Compensation Committee administers our Third Amended and Restated 1998 Stock Incentive Plan and Employee Stock Purchase Plan. In addition, the Compensation Committee has responsibility for the review and approval of the Management Incentive Program(s) in effect for our Chief Executive Officer, executive officers and key employees each fiscal year. The Committee consists of three independent, non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission.

General Compensation Philosophy

        Beacon operates in the competitive and rapidly changing power technology industry. The Compensation Committee strives to maintain compensation programs that allow Beacon to respond to the competitive pressures within this industry. Our compensation philosophy is to offer compensation opportunities that are linked to our business objectives and performance, individual performance and contributions to our success and enhanced shareholder value. These compensation opportunities are intended to be competitive within the technology industry and enable us to attract, retain and motivate the management talent necessary to achieve our overall business objectives and ensure our long-term growth.

Compensation Components

        It is the Compensation Committee's objective to have a substantial portion of each executive officer's compensation opportunity conditional ("at risk") upon our performance, as well as his or her contribution to our meeting our objectives and to design a total compensation and incentive structure to motivate and reward success, balancing both short and long-term goals. Beacon's executive compensation program consists of three major components: (i) base salary; (ii) an annual management incentive bonus; and (iii) long-term incentives. The second and third elements constitute the "at risk" portion of our overall compensation program.

Base Salary

        The Compensation Committee annually reviews each executive officer's base salary. The base salary for each officer reflects the salary levels for comparable positions in the industry and in published surveys. These surveys include companies with whom we compete for senior-level executives. In addition, the Compensation Committee considers the executive's individual performance and our success in achieving the annual business objectives. The Committee exercises its judgment based upon the above criteria and does not apply a specific formula or assign a weight to each factor considered. The relative weight given to each factor varies with each individual in the sole discretion of the Committee. Each executive officer's base salary is adjusted each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Compensation Committee attempts to fix base salaries on a basis generally in line with base salary levels for comparable positions at comparable companies.

Annual Management Incentive Bonus

        The annual management incentive bonus is the first "at risk" executive compensation element in our executive compensation program. At the beginning of each year, the Compensation Committee establishes objectives for the management incentive bonus program drawn from the fiscal year business plan approved by our Board of Directors. Additionally, at the beginning of each year, the Committee establishes bonus award targets for the executive officers. The bonus plan has a threshold level of performance by Beacon that must be achieved before any bonuses are awarded. The bonus amounts payable to each executive officer are then determined by considering Company and individual performance. In 2003 the Committee established a restricted stock unit (RSU) plan that provides bonuses in the form of deferred stock in lieu of cash. Under this plan, executive officers, based on performance, receive RSUs that are converted into shares of Common Stock in the fiscal year following the fiscal year of performance. The RSUs earned in 2005 by the executive officers are set forth in the summary Compensation Table listed in the Bonus column and accompanying footnote 8 on page 17.

Long-Term Incentive Program ("LTIP")

        The LTIP is the second "at risk" element of our compensation program in which executive officers and all other employees participate. This program has consisted solely of stock options. The

Compensation Committee views the granting of stock options as a significant method of aligning management's long-term interests with those of our stockholders, which brings into balance short- and long-term compensation with our goals, fostering the retention of key executive and management personnel and stimulating the achievement of superior performance over time. Awards to executives are based upon criteria that include an individual's position with Beacon, total compensation, historical option grants, unvested stock options, the executive's performance in the recent period, expected contributions to the achievement of our long-term performance goals, and competitive practice. The relative weight given to each of these factors will vary from executive to executive at the Compensation Committee's discretion. After giving consideration to the criteria deemed relevant by the Committee, the recommendations of management and a competitive analysis of our option program and overall compensation programs against the programs of companies of similar size and industry, the Compensation Committee will approve stock option grants to the executive officers. No stock options were issued to officers or employees in 2005. Information on unexercised stock options held by executive officers is listed in the summary Compensation Table set forth in the Aggregated Option Exercises in 2005 and FY-End Option Values at December 31, 2005 table on page 21. Stock options will be granted at exercise prices equal to the fair market value of the stock at the effective date of the grant, become exercisable in quarterly increments over three years and have a term of ten years.

Compensation of Chief Executive Officer

        We executed an employment agreement with Mr. Capp effective May 8, 2006 and continuing through December 31, 2006. Mr. Capp receives competitive compensation and regular benefits in effect for our senior executives. Mr. Capp's base salary is reviewed annually and adjusted as determined on the same basis as other senior executives of Beacon, based on the factors noted above in "Compensation Committee Report—Base Salary."

Employee Stock Purchase Plan

        The Compensation Committee administers our Employee Stock Purchase Plan, which qualifies under Section 423 of the Internal Revenue Code and permits substantially all of our employees to purchase shares of Common Stock. Participating employees may purchase Common Stock at a purchase price equal to 85% of the lower of the fair market value of the Common Stock at the beginning of an offering period or on the exercise date. Employees may designate up to 15% of their base compensation for the purchase of Common Stock under this plan. Our executive officers are eligible to participate in this program, subject to any applicable tax laws.

Retirement Plan

        We maintain a plan that complies with the provisions of Section 401(k) of the Internal Revenue Code. Substantially all U.S. employees are eligible to participate in this plan, and eligibility for participation commences upon hiring. Our executive officers are eligible to participate in this program, subject to any applicable tax laws. Each participant in the plan may elect to contribute a percentage of his or her annual compensation to the plan on a pre-tax basis up to the annual limit established by the Internal Revenue Service. We match employee contributions at a rate of 50% up to the first 6% of the employee's contributions. We may also elect to make a profit-sharing contribution at the discretion of our Board of Directors. Employee contributions are fully vested. Our matching and profit sharing contributions vest 20% after two years of service consisting of at least 1,000 hours per calendar year and 20% annually thereafter.

Compliance with Internal Revenue Code Section 162(m)

        In general, Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent such compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Our Third Amended and Restated 1998 Stock Incentive Plan is structured so that any compensation deemed paid in connection with the exercise of option grants made under this plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation and will not be subject to the $1 million limitation. Cash and other non-performance based compensation paid to our executive officers for fiscal 2005 did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to our executive officers will exceed that limit. Because it is unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to our executive officers. The Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach $1 million.

        It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align Beacon's performance and the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short- and long-term.

Submitted by the Compensation Committee:
Jack P. Smith, Chair Stephen P. Adik Kenneth M. Socha

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Investment Agreement

        Beacon, Perseus Capital, L.L.C. and Perseus 2000 Expansion, L.L.C. entered into an Investment Agreement dated as of April 22, 2005 whereby (i) we agreed to issue and sell to Perseus 2000 Expansion 1,675,643 shares of our Common Stock and issue a warrant to Perseus 2000 Expansion for the purchase of 800,000 shares of our Common Stock (the "Initial Issuance"), (ii) we agreed to extend the term of our Class F warrant issued to Perseus Capital by two years so that it expires on May 23, 2007 rather than on May 23, 2005 (the "Extended Warrant"), (iii) Perseus 2000 Expansion agreed to purchase on demand additional shares of our Common Stock having a maximum aggregate value of $1,500,000 at $0.84 per share (the "Call Option") and (iv) Perseus 2000 Expansion was granted the option to assign to us its right to make a maximum investment of $1,500,000 in NxtPhase, to be made in three tranches (the "NxtPhase Investment Option"), which was granted in connection with a Preferred Stock Purchase Agreement among NxtPhase and certain of its existing Class A preferred shareholders. On May 24, 2005, the Initial Issuance was completed and the Extended Warrant was issued. In the case of the NxtPhase Investment Option, Perseus 2000 Expansion purchased shares of our Common Stock at $0.84 per share and we used the proceeds to purchase shares of NxtPhase Class A preferred shares at the price per share.

        We closed the transactions contemplated by the Initial Issuance and the Extended Warrant on May 24, 2005. The Call Option was exercised and the transaction closed on July 26, 2005. We issued to Perseus 2000 Expansion 1,785,714 shares of our Common Stock in connection with the Call Option.

        Perseus 2000 Expansion exercised the NxtPhase Investment Option; the first tranche of the investment closed on June 13, 2005 and the second tranche closed on July 21, 2005. On each of these two closings, we issued to Perseus 2000 Expansion 595,238 shares of our Common Stock and a warrant to purchase 138,636 shares of our Common Stock, and NxtPhase issued to us 111,111 shares of its Class A preferred stock. With respect to the third tranche, Perseus 2000 Expansion did not exercise the NxtPhase Investment Option and instead, purchased NxtPhase Class A preferred shares directly from NxtPhase on August 29, 2005. The NxtPhase Investment Option required us to purchase NxtPhase Class A preferred shares using the funds received from Perseus 2000 Expansion.

        On November 22, 2005, Beacon and NxtPhase terminated the plan of arrangement and we transferred our NxtPhase Class A preferred shares to Perseus 2000 Expansion and Perseus 2000 Expansion transferred back to Beacon its Beacon Common Stock issued in connection with the NxtPhase Investment Option.

        In connection with this Perseus financing, we entered into a Registration Rights Agreement for the registration of the shares of our Common Stock issuable. On December 8, 2005, we filed a Form S-3 Registration Statement registering these shares.

Advance to Director

        During 2001, we advanced approximately $565,000 to William E. Stanton, a member of our board of directors, a consultant to us and our former Chief Executive Officer and President. This advance was interest bearing and secured by Mr. Stanton's holdings of our Common Stock and options and was paid to him to allow the exercise of stock options and the payment of related taxes. Through December 31,

2004, we collected approximately $464,000 in principal payments on this advance. The balance of this loan as of December 31, 2004 was $100,544. On August 5, 2005, Mr. Stanton surrendered options to purchase 76,752 shares of Common Stock, which were granted to him on October 13, 2004. We gave Mr. Stanton credit for $100,544 as a result of such surrender, which equaled the excess of the value of the shares issuable upon exercise of the options, based on the mid-point of the high and the low trading prices per share of our Common Stock on August 5, 2005, over the exercise price of the options, to repay in full the outstanding principal of and interest on the loan advanced by us to Mr. Stanton as described above.

        Mr. Stanton also serves as a consultant to us for services relating to the proposed plan of arrangement with NxtPhase prior to its termination. The aggregate compensation paid to Mr. Stanton for consulting services was $86,000, of which, Mr. Stanton paid Beacon $21,500 to reduce his outstanding loan balance. The last payment to Mr. Stanton for consulting services was made on January 27, 2005.

Indemnification Agreements with Our Directors and Officers

        We have entered into indemnification agreements with our directors and officers. Subject to certain limited exceptions, under these agreements, we will be obligated, to the fullest extent not prohibited by the Delaware General Corporation Law, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were Beacon directors or officers. We also maintain liability insurance for our directors and executive officers in order to limit our exposure to liability for indemnification of our directors and executive officers.

PROPOSAL 2

RATIFICATION OF SELECTION OF AUDITORS

        We are submitting for ratification at the Annual Meeting the selection, by our Audit Committee, of Miller Wachman LLP as independent auditors to audit our books and accounts for the fiscal year ending December 31, 2006. Such ratification requires the affirmative vote of a majority of the shares entitled to vote thereon present in person or represented by proxy at the Annual Meeting when a quorum is present. Representatives of Miller Wachman will be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and will respond to appropriate questions of stockholders.

        Miller Wachman has advised us that neither it nor any of its members has any direct financial interest in Beacon as a promoter, underwriter, voting trustee, director, officer or employee.

Independent Public Accountants

        On August 27, 2004, our former independent auditors, Deloitte, informed us of its decision to resign from performing the review and audit of our books and accounts effective immediately. The decision to resign was solely that of Deloitte. We had engaged Deloitte as our principal auditors since before our initial public offering in November 2000 through the date of Deloitte's resignation, August 27, 2004. Deloitte performed the review and audit of our books and accounts for the fiscal year ending December 31, 2003 and performed quarterly reviews through June 30, 2004. Deloitte's report for 2003 contained an unqualified opinion regarding the fair presentation of our financial statements, but Deloitte's 2003 audit report contained a modification paragraph expressing doubt about our ability to continue as a going concern. There were no disagreements during the prior two fiscal years between Deloitte and Beacon management.

        Deloitte advised us that neither it nor any of its members has any direct financial interest in Beacon as a promoter, underwriter, voting trustee, director, officer or employee. We provided Deloitte with a copy of the foregoing disclosure and requested that Deloitte furnish us with a letter addressed to the SEC stating whether or not it agreed with the above statements. A copy of that letter, dated October 20, 2004, was filed as Exhibit 16.1 to our Report on Form 8-K/A filed with the Commission November 2, 2004.

Principal Accounting Fees and Services

        Principal accounting fees billed during 2005 and 2004 are as follows:

	Miller Wachman		Deloitte		Total
	2005	2004	2005	2004	2005	2004
Audit Fees	$94,959	$75,000	$—	$22,590	$94,959	$97,590
Audit-Related Fees	105,000	—	—	—	105,000	—
Tax Fees	10,000	10,000	—	—	10,000	10,000
All Other Fees	—	—	—	—	—	—

Total Fees	$209,959	$85,000	$—	$22,590	$209,959	$107,590

Audit Fees

        The aggregate audit fees billed by Miller Wachman for the fiscal year ended December 31, 2005 and 2004 were $94,959 and $75,000, respectively, and the aggregate audit fees billed by Deloitte for the fiscal year ended December 31, 2005 and 2004 were $0 and $22,590, respectively. These fees include amounts for the audit of our consolidated annual financial statements and the reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, including related services such as attest services and consents.

Audit-Related Fees

        Audit-related fees billed in the amount of $105,000 and $0 during the fiscal years ended December 31, 2005 and 2004, respectively, were paid to Miller Wachman to perform a re-audit of our financial statements from the date of inception through December 31, 2003. We engaged these audits to simplify our financial reporting and regulatory filing process by removing the need to obtain consent from our predecessor auditor.

Tax Fees

        The aggregate fees billed by Miller Wachman for tax services rendered during the fiscal years ended December 31, 2005 and 2004, respectively, were $10,000 and $10,000, respectively. These fees were for the preparation and filing of the 2004 income tax return and developing estimated payments for 2005 income taxes.

All Other Fees

        Other than the services performed above, there were no other fees billed for 2005 and 2004.

Audit Committee Pre-Approval Requirements

        The charter of our Audit Committee provides that it has the sole authority to review in advance and grant any pre-approvals of (i) all auditing services to be provided by the independent auditor, (ii) all significant non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act of 1934 and (iii) all fees and the terms of engagement with respect to such services. All audit and non-audit services performed by Miller Wachman during fiscal 2005 were pre-approved pursuant to the procedures outlined above.

Required Vote and Board of Directors Recommendation

        Approval of the ratification of the selection, by our Audit Committee, of Miller Wachman LLP as independent auditors to audit our books and accounts for the fiscal year ending December 31, 2006 requires the affirmative vote of the holders of a majority of the shares represented at the Annual Meeting. Proxies solicited by management for which no specific direction is included will be voted "FOR" the approval of the ratification of the selection of Miller Wachman LLP.

        OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE RATIFICATION OF THE SELECTION OF MILLER WACHMAN LLP AS INDEPENDENT AUDITORS TO AUDIT OUR BOOKS AND ACCOUNTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

PERFORMANCE GRAPH

        The line graph below compares the cumulative total stockholder return for the past five years through the year ended December 31, 2005 of our common stock against the cumulative total return of the NASDAQ Stock Market Index and the Dow Jones Utility Index for the same period. The graph and table assume that $100 was invested on January 1, 2001, in each of our common stock, the NASDAQ Stock Market Index and the Dow Jones Utility Index, and that all dividends were reinvested. No cash dividends have been declared on our common stock.

*
Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

OTHER MATTERS

        As of the date of this Proxy Statement, we do not know of any matters that will be brought before the Annual Meeting other than those specified in the Notice of Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the form of proxy, or their substitutes, will vote on such matters in accordance with their best judgment.

FINANCIAL STATEMENTS

        Our Annual Report to Stockholders is provided to stockholders along with this Proxy Statement and contains our financial statements. The Annual Report and the financial statements contained therein are not to be considered as a part of this soliciting material.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Beacon stockholders will be "householding" our proxy materials. A singly proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your request to Beacon Power Corporation, Attention: Investor Relations, 234 Ballardvale Street, Wilmington, MA 01887 or contact Investor Relations at (978) 661-2825. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

        Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Stockholders in 2007 may do so by complying with SEC rules and our By-Laws. To be eligible for inclusion, stockholder proposals must be received by us on or before January 10, 2007. If you would like a copy of the requirements contained in our By-Laws, please contact James M. Spiezio, Secretary, Beacon Power Corporation, 234 Ballardvale Street, Wilmington, Massachusetts 01887.

        If a stockholder of Beacon wishes to present a proposal before the 2007 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in Beacon's proxy statement and proxy card, such stockholder must give written notice to the Secretary of Beacon at the address noted above. The Secretary must receive such notice by February 28, 2007. If a stockholder fails to provide timely notice of a proposal to be presented at the 2007 Annual Meeting of Stockholders, the proxies designated by the Board of Directors of Beacon will have discretionary authority to vote on any such proposal.

                    By order of the Board of Directors,
                    Beacon Power Corporation

                    F. William Capp
                     President and Chief Executive Officer

Wilmington, Massachusetts
August 18, 2006

PROXY — BEACON POWER CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 22, 2006

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THEIR STOCKHOLDER(S)

        The undersigned stockholder of Beacon Power Corporation (the "Corporation") hereby appoints F. William Capp and James M. Spiezio (each a "Proxy Agent"), jointly and severally with full power of substitution to each as proxies for and on behalf of the undersigned, to attend the Annual Meeting of Stockholders of the Corporation to be held at the offices of Edwards Angell Palmer & Dodge LLP, 111 Huntington Avenue, 20th Floor, Boston, Massachusetts 02199 on Friday, September 22, 2006 at 10:00 a.m., or at any adjournments thereof, and to vote as directed below all stock of the Corporation which the undersigned would be entitled to vote if personally present.

        By acceptance, each Proxy Agent agrees that this Proxy will be voted in the manner directed by the stockholder giving this Proxy. If no direction is specified, the Proxy will be voted FOR the election of the nominee for Director and FOR the ratification of the selection of Miller Wachman, LLP as independent auditors for the fiscal year ending December 31, 2006. Discretionary authority is hereby conferred as to all other matters which may properly come before the meeting or any adjournments thereof. This Proxy, if properly executed and delivered, will revoke all other Proxies.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE
•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions

VALIDATION DETAILS ARE LOCATED ON THE FROM OF THIS FORM IN THE COLORED BAR

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 11:59 p.m. Eastern Time on September 21, 2006.
THANK YOU FOR VOTING

Annual Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS

        The Board of Directors of the Corporation recommends a vote "FOR" the election of the nominee for Director and the Audit Committee of the Board recommends a vote "FOR" the ratification of the selection of Miller Wachman LLP as independent auditors to audit our books and accounts for the fiscal year ending December 31, 2006.

/*/  Election of Director

Nominee for one year term:	For	Withhold
William E. Stanton	☐	☐

/*/  Issues

Ratification of the selection of Miller Wachman LLP as the Corporation's independent auditors for 2006:	FOR ☐	AGAINST ☐	ABSTAIN ☐	Mark this box with an X if you plan to attend the meeting.	☐

/*/  Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

  PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ACCOMPANYING ENVELOPE.

  NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES

Please sign exactly as your name appears hereon. When signing as administrator, attorney, executor, guardian or trustee, please give your full title. If the signer is a corporation or partnership, please sign a full corporate or partnership name by any authorized officer of person. If shares are held jointly, each joint owner should sign.

Signature 1—Please keep signature within box	Signature 2—Please keep signature within box	Date (mm/dd/yyyy)
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